UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

ORBCOMM Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 363-4900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 28, 2010, ORBCOMM Inc. (“ORBCOMM”) and OHB System AG (“OHB”) entered into an AIS Satellite Deployment and License Agreement (the “Agreement”) pursuant to which OHB, through its affiliate Luxspace Sarl (“LXS”), will (1) design, construct, launch and in-orbit test two Automatic Identification System (“AIS”) microsatellites (the “Satellites”) and (2) design and construct the required ground support equipment. Under the Agreement, ORBCOMM will receive exclusive licenses for all data (with certain exceptions) collected or transmitted by the Satellites (including all AIS data) during the term of the Agreement and nonexclusive licenses for all AIS data collected or transmitted by the Pathfinder 3 Satellite expected to be launched by LXS.

The Agreement provides for milestone payments by ORBCOMM to OHB totaling $2,000,000 (inclusive of in-orbit testing) beginning with the execution of the Agreement through the Satellite launches scheduled for May 2011 for the first Satellite and June 2011 for the second Satellite. In addition, to the extent that both Satellites are successfully operating after launch, ORBCOMM will pay OHB lease payments of up to $546,000 in the aggregate over thirty six (36) months and thereafter at its option, ORBCOMM can continue the exclusive licenses for the data with continuing payment of up to $6,250 per month. OHB shall also be entitled to credits of up to $500,000 to be used solely for Satellite AIS data license fees payable to ORBCOMM under a separate AIS data resale agreement.

The Agreement was entered into by ORBCOMM and OHB as part of and in consideration for the execution and delivery of a Settlement Agreement and Specific Release dated as of September 28, 2010 (the “Settlement Agreement”) between ORBCOMM and ORBCOMM LLC, a wholly owned subsidiary of ORBCOMM (collectively, the “ORBCOMM Parties”), and OHB and OHB Technology AG, a subsidiary of OHB (collectively, the “OHB Parties”), in connection with the settlement and release of certain claims under the ORBCOMM Concept Demonstration Satellite Bus, Integration Test and Launch Services Procurement Agreement dated March 10, 2005 (the “Procurement Agreement”) between ORBCOMM and OHB with respect to the Coast Guard demonstration satellite and the Amendment to the Procurement Agreement dated June 5, 2006, as amended (“Amendment No. 1”), between ORBCOMM and OHB with respect to quick launch satellites # 1 through 6. The Settlement Agreement provides for (i) the ORBCOMM Parties and the OHB Parties to mutually settle and release each party’s claims under the Procurement Agreement and Amendment No. 1 arising from or relating to quick launch satellite #6 including the obligation to complete construction thereof, subject to certain exclusions, and (ii) the ORBCOMM Parties to settle and release the OHB Parties of their claims arising from ORBCOMM’s pro-rata retained claim under the Procurement Agreement and Amendment No. 1 arising from or relating to the loss or failure of the Coast Guard demonstration satellite and quick launch satellites # 1 through 5 covered by an in-orbit insurance policy which has previously been settled between the ORBCOMM Parties and the insurers. The ORBCOMM Parties’ release described in clause (ii) above will be null and void in all respects if any of the OHB Parties or the other OHB released parties bring any legal or arbitral proceeding against the ORBCOMM Parties or their affiliates in any way arising from ORBCOMM’s pro-rata retained claim, the Procurement Agreement or Amendment No. 1 or the insured satellites. The Settlement Agreement does not cover any rights of the insurers against the OHB Parties to which the insurers were subrogated under the terms of the insurance policy settlement with ORBCOMM and does not provide for any payments between the ORBCOMM Parties and the OHB Parties.

A copy of ORBCOMM’s press release dated September 28, 2010 announcing the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06. Material Impairments.

On September 23, 2010, the Board of Directors of ORBCOMM Inc. concluded, based on the recommendation of management, that an impairment charge should be recognized in the quarter ending September 30, 2010 with respect to quick launch satellite #6, which previously was to be retained for future deployment after completion of its construction, as a result of the Company’s entering into the Settlement Agreement. The decision to enter into the Settlement Agreement and incur this impairment charge is based on the ORBCOMM’s conclusion that completion of the construction and launch of this satellite would not be cost effective. ORBCOMM estimates that a non-cash impairment charge for the cost of this satellite of approximately $7 million will be recognized during the quarter ending September 30, 2010.

Certain statements in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Although the Company believes that its plans and objectives reflected in or suggested by these forward-looking statements are reasonable, the Company may not achieve these plans or objectives. The Company’s actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the uncertainty inherent in attempting to estimate the amount of the impairment charge; the in-orbit satellite failure of the last remaining quick-launch satellite; satellite launch failures, satellite launch and construction delays and cost overruns and in-orbit satellite failures or reduced performance; the failure of the Company’s communications system or reductions in levels of service due to technological malfunctions or deficiencies or other events; the Company’s inability to renew or expand its satellite constellation; market acceptance and success of our AIS business; and the other risks described in the Company’s filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more detail on these and other risks, please see our “Risk Factors” section in our annual report on Form 10-K for the year ended December 31, 2009.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press release of ORBCOMM dated September 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

	By	/s/ Christian Le Brun

	Name:	Christian Le Brun
	Title:	Executive Vice President, General Counsel and Secretary
Date: September 28, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release of ORBCOMM dated September 28, 2010.